Exhibit 10.3

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is being executed and delivered as of March 2, 2021, by and among the Person named on the signature page hereto (the “Stockholder”), Capitol Investment Corp. V, a Delaware corporation (together with its successors, “Capitol”), and Doma Holdings, Inc., a Delaware corporation f/k/a States Title Holding, Inc. (together with its successors, the “Company”). For purposes of this Agreement, Capitol, the Company and the Stockholder are each a “Party” and collectively the “Parties.” Each capitalized term used and not otherwise defined herein has the meaning ascribed to such term in the Merger Agreement (as defined below).

R E C I T A L S

WHEREAS, pursuant to and subject to the terms and conditions of that certain Agreement and Plan of Merger, dated as of March 2, 2021 (the “Merger Agreement”), by and among the Company, Capitol and Capitol V Merger Sub, Inc., a Delaware corporation (“Merger Sub”), among other matters, the Company will enter into a business combination with Capitol and Merger Sub;

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner of shares of Company Capital Stock, Company Options and/or Company Warrants set forth next to the Stockholder’s name on the signature pages hereto (collectively, and together with any additional equity securities of the Company in which the Stockholder acquires record and beneficial ownership after the date hereof the “Company Securities”). The Company Securities which are shares of Company Capital Stock, including any additional shares of Company Capital Stock in which the Stockholder acquires record and beneficial ownership after the date hereof, including by purchase or upon exercise or conversion of any securities convertible into or exercisable or exchangeable for shares of Company Capital Stock, including, for the avoidance of doubt, Company Options and Company Warrants, are referred to herein as the “Subject Shares”; and

WHEREAS, the Stockholder is entering into this Agreement in order to induce Capitol, Merger Sub and the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, pursuant to which the Stockholder will directly or indirectly receive a material benefit.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder hereby covenants and agrees as follows:

Section 1. Voting.

(a) The Stockholder agrees to take all actions necessary or advisable to execute and deliver to the Company the Written Consent for the Company Stockholder Approval as promptly as practicable, and in any event within forty-eight (48) hours following the date that Capitol receives, and notifies the Company, of Capitol’s receipt of notice from the SEC of the effectiveness of the Registration Statement.

(b) From the date of this Agreement until the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”), at each meeting of the Company Stockholders, and in each written consent or resolutions of any of the Company Stockholders in which the Stockholder is entitled to vote or consent, the Stockholder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Subject Shares and any other equity interests of the Company entitled to vote and over which the Stockholder has voting power (i) in favor of, and to adopt and approve, as applicable, the Merger Agreement, the Ancillary Agreements and the Transactions, (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) in opposition to: (A) any Acquisition Proposal and any and all other proposals (x) that could reasonably be expected to delay or impair the ability of the Company to consummate the transactions contemplated by the Merger Agreement or any Ancillary Agreement or (y) which are in competition with, conflict with or are inconsistent with the Merger Agreement or any Ancillary Agreement or (B) any other action or proposal involving the Company or any of its Subsidiaries that is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement or any Ancillary Agreement or could reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled.

(c) The Stockholder agrees not to deposit, and to cause its Affiliates not to deposit, any Subject Shares in a voting trust or subject any Subject Shares to any arrangement or agreement with respect to the voting of such Subject Shares, unless specifically requested to do so by the Company and Capitol in connection with the Merger Agreement, the Ancillary Agreements or the Transactions.

(d) The Stockholder agrees, except as contemplated by the Merger Agreement or any Ancillary Agreement, not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any equity interests of the Company in connection with any vote or other action with respect to the Transactions, other than to recommend that the Company Stockholders vote in favor of the adoption of the Merger Agreement, the Ancillary Agreements and the Transactions (and any actions required in furtherance thereof and otherwise as expressly provided in this Section 1).

(e) The Stockholder agrees (i) to refrain from exercising any dissenters’ rights, rights of appraisal or similar rights, in each case, under applicable Law at any time with respect to the Merger Agreement, the Ancillary Agreements and the Transactions and (ii) not to commence or participate in, and shall cause its Affiliates and its and their respective representatives not to commence or participate in, any claim, derivative or otherwise, against the Company, Capitol or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the Merger Agreement or the Transactions.

(f) The Stockholder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without Capitol’s and the Company’s prior written consent, (i) make or attempt to make any transfer or pledge, or grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement or the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Company Securities, (ii) grant any proxies or powers of attorney with respect to any or all of the Company Securities, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Company Securities, (iv) publicly announce any intention to effect any transaction specified in clause (i), (ii) or (iii) or (v) take any action with the intent to prevent, impede, interfere with or adversely affect the Stockholder’s ability to perform its obligations under this Section 1. The Company hereby agrees to reasonably cooperate with Capitol in enforcing the transfer restrictions set forth in this Section 1.

(g) In the event of any equity dividend or distribution, or any change in the equity interests of the Company by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the terms “Company Securities” and “Subject Shares” shall be deemed to refer to and include the Company Securities and Subject Shares, as well as all such equity dividends and distributions and any securities into which or for which any or all of the Company Securities or Subject Shares may be changed or exchanged or which are received in such transaction.

(h) During the Voting Period, the Stockholder agrees to provide to Capitol, the Company and their respective Representatives any information regarding the Stockholder or the Company Securities that is reasonably requested by Capitol, the Company or their respective Representatives and required in order for the Company and Capitol to comply with Sections 7.02 and 7.04 of the Merger Agreement. To the extent required by applicable Law, the Stockholder hereby authorizes the Company and Capitol to publish and disclose in any announcement or disclosure required by the SEC, NYSE or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), the Stockholder’s identity and ownership of the Company Securities and the nature of the Stockholder’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Agreements; provided that such disclosure is made in compliance with the provisions of the Merger Agreement.

Section 2. Further Assurances. The Stockholder agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments as Capitol or the Company may reasonably request to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Stockholder agrees that it shall, and shall cause its Affiliates to, (i) file or supply, or cause to be filed or supplied, in connection with the Transactions, all notifications and filings (or, if required by the relevant Governmental Authorities, drafts thereof) required to be filed or supplied pursuant to applicable Antitrust Laws or other regulatory Laws as promptly as practicable after the date hereof (and all such filings shall not be withdrawn or otherwise rescinded without the prior written consent of Capitol and the Company) and (ii) use its reasonable best efforts to provide, or cause to be provided, any information requested by Governmental Authorities in connection therewith. In addition, without limiting the foregoing, the Stockholder agrees that it shall, and shall cause its Affiliates to, upon the request of the Company, consent to the termination of the Company Investor Rights Agreement, the Company ROFR and Co-Sale Agreement and the Company Voting Agreement, in each case, effective immediately prior to the Closing.

Section 3. Binding Effect of Merger Agreement; Delivery of Registration Rights Agreement. The Stockholder hereby acknowledges that it has read the Merger Agreement and has had the opportunity to consult with its tax and legal advisors. The Stockholder shall be bound by and comply with Sections 7.04 (Confidentiality; Publicity) and 7.11 (Exclusivity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (a) such Stockholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 7.11 of the Merger Agreement (other than Section 7.11(a)(iii) or Section 7.11(b)(i) or for purposes of the definition of Acquisition Proposal) also referred to each such Company Stockholder. The Stockholder hereby agrees to duly execute and deliver to Capitol and the Company a lockup letter agreement in the form attached as Exhibit A hereto.

Section 4. Consent to Disclosure. The Stockholder hereby consents to the publication and disclosure in the Proxy Statement and Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Capitol or the Company to any Governmental Authority or to securityholders of Capitol) of the Stockholder’s identity and beneficial ownership of Company Securities and the nature of the Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Capitol or the Company, a copy of this Agreement; provided, that prior to any such publication or disclosure, the Company and Capitol have provided the Stockholder with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and Capitol will consider in good faith. The Stockholder will promptly provide any information reasonably requested by Capitol or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 5. Stockholder Representations and Warranties. The Stockholder represents and warrants to Capitol and the Company as follows.

(a) Organization. If the Stockholder is not an individual, it is duly organized, validly existing and is in good standing (where applicable) under the laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Stockholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of the Stockholder. If the Stockholder is an individual, the Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder.

(b) Ownership of Subject Shares. The Stockholder is the only record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, and has good and valid title to, all of the Stockholder’s Subject Shares (including those set forth on the Stockholder’s signature page hereto), free and clear of any and all Liens, or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), except (i) transfer restrictions under the Securities Act of 1933, (ii) the Company Certificate of Incorporation, the Company Bylaws, the Company Investor Rights Agreement, the Company ROFR and Co-Sale Agreement and the Company Voting Agreement and (iii) this Agreement. The Stockholder’s Subject Shares set forth on the signature pages hereto are the only securities of the Company owned of record or beneficially by the Stockholder or the Stockholder’s Affiliates, family members or trusts for the benefit of the Stockholder or any of the Stockholder’s family members on the date of this Agreement. The Stockholder has the sole right to transfer and direct the voting of the Stockholder’s Subject Shares and, other than the Company Voting Agreement, none of the Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as expressly provided herein.

(c) Authority. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery hereof by the other Parties hereto and that this Agreement constitutes a legally valid and binding agreement of such Parties, this Agreement constitutes a legally valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with the terms hereof (subject only to the effect, if any, of (i) applicable bankruptcy and other similar applicable Law affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Stockholder.

(d) Non-Contravention. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its, his or her obligations hereunder will not, (i) result in a violation of applicable Law, (ii) if the Stockholder is not an individual, conflict with or result in a violation of the governing documents of the Stockholder, (iii) require any consent or approval that has not been given or other action (including notice of payment or any filing with any Governmental Authority) that has not been taken by any Person (including under any Contract binding upon the Stockholder or the Stockholder’s Company Securities), or (iv) result in the creation or imposition of any Lien on the Stockholder’s Company Securities, except in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially adversely affect Stockholder’s ability to perform its obligations hereunder, under the Merger Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby or thereby. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for either the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement that has not been obtained.

(e) Trusts. If the Stockholder is the beneficial owner of any Company Securities held in trust, no consent of any beneficiary of such trust is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or by the Merger Agreement.

Section 6. Finders Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

Section 7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Capitol or any of its Subsidiaries any direct or indirect ownership or incidence of ownership of or with respect to the Company Securities. All rights, ownership and economic benefits of and relating to the Company Securities shall remain vested in and belong to the Stockholder, and neither Capitol nor any of its Subsidiaries shall have any authority to direct the Stockholder in the voting or disposition of any of the Company Securities, except as otherwise provided herein.

Section 8. Remedies. The Stockholder acknowledges and agrees that the rights of each party contemplated by this Agreement are unique. Accordingly, the Stockholder agrees that a remedy at law for any breach of this Agreement would be inadequate and that the Company and Capitol in addition to any other remedies available, shall be entitled to obtain preliminary and permanent injunctive relief to secure specific performance of such covenants and to prevent a breach or contemplated breach of this Agreement without the necessity of proving actual damage or posting a bond or other security. The Stockholder will be responsible for any breach or violation of this Agreement by its Representatives. The occurrence of the Closing will not relieve the Stockholder of any obligation or liability arising from any breach by the Stockholder of this Agreement prior to the Closing.

Section 9. Severability. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. Without limiting the foregoing, if any covenant of the Stockholder in this Agreement is held to be unreasonable, arbitrary, or against public policy, such covenant shall be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, shall be effective, binding and enforceable against the Stockholder.

Section 10. Governing Law; Jurisdiction; Waiver of Trial by Jury. Sections 10.06 and 10.10 of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

Section 11. Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Any extension or waiver in favor of the Stockholder of any provision hereto shall be valid only if set forth in an instrument in writing signed by Capitol and the Company; and provided, that any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 12. Captions; Counterparts. The provisions of Section 10.07 of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis.

Section 13. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that, except in connection with a transfer of Company Securities by the Stockholder as described in Section 1(f) herein, no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party, except that the Company, Capitol or any of their respective Subsidiaries may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of its Affiliates at any time and (ii) after the Effective Time, to any Person; provided that no such transfer or assignment shall relieve such party of its obligations hereunder or enlarge, alter or change any obligation of any other Party.

Section 14. Trusts. If applicable, for purposes of this Agreement, the Stockholder with respect to any Company Securities held in trust shall be deemed to be the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require, including for purposes of such trustees’ representations and warranties as to the proper organization of the trust, their power and authority as trustees and the non-contravention of the trust’s governing instruments.

Section 15. Amendments. This Agreement may only be amended or modified by an instrument in writing signed by each of the Stockholder, Capitol and the Company.

Section 16. Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email or other electronic transmission, addressed as follows:

(i) If to Capitol, to:

Capitol Investment Corp. V
1300 17th Street North, Suite 820
Arlington, Virginia 22209
Attention: Mark D. Ein, Chairman & CEO and Dyson Dryden, President & CFO
Email: mark@capinvestment.com and dyson@capinvestment.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, N.W.
Washington, DC 2004
Attention: Paul F. Sheridan, Jr. and Daniel R. Breslin
Email: paul.sheridan@lw.com and daniel.breslin@lw.com

(ii) If to the Company, to:

Doma Holdings, Inc.
101 Mission Street
Suite 740
San Francisco, California 94105
Attention: Eric Watson, General Counsel
Email: ewatson@statestitle.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, CA 94025
Attention: Stephen Salmon
Email: stephen.salmon@davispolk.com

(iii) If to the Stockholder, to the address set forth on the signature page hereto.

Section 17. Effectiveness; Termination. This Agreement shall become effective as of the date hereof and shall automatically terminate (without the requirement of any action by any party hereto) and be of no further force or effect upon the earliest to occur of (a) the Effective Time, (b) the date on which the Merger Agreement is terminated in accordance with its terms prior to the Effective Time and (c) the mutual written agreement of Capitol, the Company and the Stockholder. Nothing in this Section 17 shall relieve any Party from liability for any intentional breach of this Agreement by such Party prior to the termination of this Agreement.

Section 18. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 19. Capacity as a Stockholder. Notwithstanding anything herein to the contrary, the Stockholder is signing this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of the Stockholder or any Affiliate, employee or designee of the Stockholder or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

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IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

CAPITOL INVESTMENT CORP. V

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

COMPANY

DOMA HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

STOCKHOLDER:

Printed Name:

Signature:

By (if an entity):

Title (if an entity):

Email:
Mailing Address:

Company Securities held by Stockholder:

	Outstanding Shares	Company Options	Company Warrants
Common Stock:
Series A Preferred Stock:
Series A-1 Preferred Stock:
Series A-2 Preferred Stock:
Series B Preferred Stock:
Series C Preferred Stock:

[Signature Page to Voting and Support Agreement]